Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of PRA Group, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 15, 2017.

TURTLE CREEK ASSET MANAGEMENT INC.

By: /s/ Jeffrey H. A. Cole
Name: Jeffrey H. A. Cole
Title: Managing Partner

TURTLE CREEK EQUITY FUND

By:	Turtle Creek Asset Management, Inc.,
investment adviser

By: /s/ Jeffrey H. A. Cole
Name: Jeffrey H. A. Cole
Title: Managing Partner